EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to the Registration Statement (No. 333-174248) on Form S-1 of Digital Domain Media Group, Inc. of our report dated May 13, 2011 relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ SingerLewak LLP

Los Angeles, CA
July 19, 2011